EXHIBIT 2.3


                             AMALGAMATION AGREEMENT

         AMALGAMATION AGREEMENT (the "Agreement"), dated as of August 29, 1996, among Secure Computing Corporation, a Delaware corporation ("Secure"), Secure Computing Canada Ltd., an Ontario corporation and a direct wholly-owned subsidiary of Secure ("Amalgamation Sub") and Border Network Technologies Inc., an Ontario corporation ("Border").

                                    RECITALS

         WHEREAS Amalgamation Sub and Border have agreed to amalgamate and continue as one corporation pursuant to the BUSINESS CORPORATIONS ACT (Ontario) upon the terms and conditions hereinafter set out;

         NOW, THEREFORE, in consideration of the mutual warranties, covenants and agreements set forth herein, Secure, Amalgamation Sub and Border hereby agree as follows:


                                    ARTICLE 1

                                 INTERPRETATION

         1.1 DEFINITIONS. IN this Agreement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

         (a) "ACQUISITION AND PRE-AMALGAMATION AGREEMENT" means the acquisition and pre-amalgamation agreement among Secure, Amalgamation Sub and Border dated as of May 28, 1996, as amended by Amendment No. 1 to the Acquisition and Pre-Amalgamation Agreement dated as of July 31, 1996 between such parties, providing for, among other things, the Amalgamation;

         (b) "AMALGAMATION" means the amalgamation of Amalgamation Sub and Border pursuant to subsection 2.1(a)

         (c) "AMALGAMATION RESOLUTION" means the special resolution passed by the holders of Border Shares at the Meeting;

         (d) "AMALGAMATION SUB" means Secure Computing Canada Ltd., a corporation incorporated under the OCBA;

         (e) "BORDER" means Border Network Technologies Inc., a corporation subsisting under the OCBA;

         (f) "BORDER SHARES" means the common shares in the capital of Border;

         (g) "BUSINESS DAY" means any day other than a Saturday, Sunday or a day when banks are not open for business in either or both of Minneapolis, Minnesota and Toronto, Ontario;

         (h) "CLASS A SHARES" has the meaning ascribed thereto in clause 2.1
(a)(iv)(A);

         (i) "CLASS B SHARES" has the meaning ascribed thereto in clause 2.1
(a)(iv)(B);

         (j) "CORPORATION" means the corporation continuing from the Amalgamation;

         (k) "DISSENT PROCEDURES" has the meaning set out in section 3.1;

         (l) "DISSENTING SHAREHOLDER" means a holder of Border Shares ("Dissenting Shares") who dissents in respect of the Amalgamation in strict compliance with the Dissent Procedures;

         (m) "EFFECTIVE DATE" means the date shown on the certificate of amalgamation issued by the Director under the OBCA giving effect to the Amalgamation;

         (n) "MEETING" means the Special Meeting of the shareholders of Border to be held to consider the Amalgamation;

         (o) "NASDAQ" means the Nasdaq National Market;

         (p) "OCBA" means the BUSINESS CORPORATIONS ACT (Ontario) R.S.O. 1990, c.B. 16, as amended;

         (q) "SECURE" means Secure Computing Corporation, a body corporate existing under the laws of the State of Delaware; and

         (r) "SECURE COMMON SHARES" means the shares of common stock in the capital of Secure.

         1.2 SECTIONS AND HEADINGS. The division of this Agreement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section or an Appendix refers to the specified section of or Appendix to this Agreement.

         1.3 NUMBER, GENDER AND PERSONS. In this Agreement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

         1.4 INTERPRETATION NOT AFFECTED BY HEADINGS. The division of this Agreement into Articles, sections and other parts and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         1.5 DATE OF ANY ACTION. In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

         1.6 TIME. All times expressed herein are local time (Toronto, Ontario) unless otherwise stipulated herein.

         1.7 CURRENCY. Unless otherwise expressly stated herein, all references to currency in this Agreement are to Canadian dollars, being lawful money of Canada, and the sign "$" without more shall mean Canadian dollars.

         1.8 STATUTORY REFERENCES. Any reference in this Agreement to a statute includes all regulations made thereunder, all amendments to such statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations.


                                    ARTICLE 2

                                  AMALGAMATION

         2.1 AMALGAMATION. (a) Amalgamation Sub and Border hereby agree to amalgamate to form the Corporation and shall continue as one corporation under the OBCA upon the terms and conditions of this Agreement and upon the Effective Date, unless and until otherwise determined in the manner required by law, by the Corporation, its directors or shareholders, the following provisions shall apply to the Corporation:

         (i) NAME. The name of the Corporation shall be Secure Computing Canada Ltd.,

         (ii) REGISTERED OFFICE. The registered office of the Corporation shall be located in the City of Toronto in the Province of Ontario. The address of the registered office of the Corporation shall be 20 Toronto Street, Suite 400, Toronto, Ontario M5C 2B8;

         (iii) BUSINESS AND POWERS. There shall be no restrictions on the business the Corporation may carry on or on the powers it may exercise;

         (iv) AUTHORIZED SHARE CAPITAL. The Corporation shall be authorized to issue:

                  (A) an unlimited number of Class A voting shares (the "Class A Shares"); and

                  (B) an unlimited number of Class B non-voting shares (the "Class B Shares");

         (v) SHARE PROVISIONS. The Class A Shares and the Class B Shares shall have attached thereto the rights, privileges, restrictions and conditions respectively set out in Appendix A hereto;

         (vi) SHARE RESTRICTIONS. There shall be no restrictions on the issue, transfer or ownership of shares of the Corporation;

         (vii) NUMBER OF DIRECTORS. The number of directors of the Corporation shall be such number not less than one and not more than ten as the shareholders of the Corporation may from time to time determine by special resolution or, if empowered to do so by special resolution, as the directors of the Corporation may from time to time determine;

         (vii) INITIAL DIRECTORS AND OFFICERS. The directors and officers of the Corporation shall be:

                                                                                              Canadian
Name                        Title                              Residence Address              Resident
- ----                        -----                              -----------------              --------

Robert Forbes               Director                          88 Bloor Street East               Yes
                                                                   Suite 3010
                                                                Toronto, Ontario
                                                                    M4W 3G9

Kermit M. Beseke            Director and President          8040 Demontreville Court              No
                                                              Lake Elmo, Minnesota
                                                                  U.S.A. 55042

Timothy P. McGurran         Treasurer                       11240 218th Street North              No
                                                               Scandia, Minnesota
                                                                  U.S.A. 55703


Steven M. Maurer            Secretary                          6092 Scenic Drive                  No
                                                             Minnetonka, Minnesota
                                                                  U.S.A. 55345


                  (ix) BY-LAWS. The by-laws of the Corporation shall be the by-laws of Amalgamation Sub in effect immediately prior to the Amalgamation;

                  (x) FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year; and

                  (xi) EFFECT. The Amalgamation shall be effective on the Effective Date and the effect of the Amalgamation shall be as provided in section 179 of the OBCA.

         (b) Upon the Amalgamation, each common share of Amalgamation Sub outstanding immediately prior to the Amalgamation shall be exchanged for one Class A Share and each certificate representing such common shares shall continue to evidence ownership of Class A Shares.

         (c) Upon the Amalgamation, each Border Share outstanding immediately prior to the Amalgamation, other than those held by Dissenting Shareholders shall be exchanged for one Class B Share and the name of each holder thereof shall be added to the register of holders of Class B Shares accordingly. Certificates representing Class B Shares shall not be issued.

         (d) Upon the Amalgamation, each option to acquire Border Shares outstanding immediately prior to the Amalgamation shall be exchanged for an option to acquire the same number of Class B Shares on the same terms and conditions.

         (e) Upon the Amalgamation, each special warrant of Border outstanding immediately prior to the Amalgamation, each of which entitles the holder to acquire one Border Share, shall be exchanged for one special warrant of the Corporation, each of which shall entitle the holder to acquire one Class B Share on the same terms and conditions.

         (f) Upon the Amalgamation, each broker warrant of Border outstanding immediately prior to the Amalgamation, each of which entitles the holder to acquire one compension option exercisable for one Border Share at a price of $5.50 per Border Share, shall be exchanged for one broker warrant of the Corporation, each of which shall entitle the holder to acquire one compensation option exercisable for one Class B Share at a price of $5.50 per Class B Share on the same terms and conditions.

         2.2 STATED CAPITAL.  For purposes of the OBCA:

         (a) the stated capital attributable to the Class A Shares issued on the Amalgamation will be equal to the stated capital of the common shares of Amalgamation Sub immediately before the Amalgamation;

         (b) the stated capital attributable to the Class B Shares issued on the Amalgamation will be the aggregate of the stated capital of the Border Shares that are exchanged for Class B Shares on the Amalgamation.


                                    ARTICLE 3

                                RIGHTS OF DISSENT

         3.1 RIGHTS OF DISSENT. (a) Holders of Border Shares my exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 185 of the OBCA and this section 3.1 (the "Dissent Procedures") in connection with the Amalgamation and holders who duly exercise such rights of dissent and who:

                           (i) are ultimately entitled to be paid fair value for
                  their Border Shares shall be deemed to have transferred such Border Shares to the Corporation for cancellation on the Effective Date; or

                           (ii) are ultimately not entitled, for any reason, to
                  be paid fair value for their Border Shares shall be deemed to have participated in the Amalgamation on the same basis as any non-dissenting holder of Border Shares and shall receive Class B Shares on the basis determined in accordance with subsection 2.1(c), but in no case shall the Corporation be required to recognize such holders as holders of Border Shares on and after the Effective Date, and the names of such holders of Border Shares shall be deleted from the registers of holders of Border Shares on the Effective Date.

         (b) Border shall give Secure (i) prompt notice of any written demand of a right of dissent, withdrawals of such demand and any other instruments served pursuant to the OBCA and received by Border and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. Border shall not, except with the prior written consent of Secure, voluntarily make any payment with respect to any such rights or offer to settle or settle any such rights. An amount equal to the amount of all payments to be made by the Corporation pursuant to the exercise of such dissenters' rights shall be advanced or contributed by Secure to the Corporation in such manner as Secure may determine.


                                    ARTICLE 4

                                   TERMINATION

         4.1 TERMINATION. This Agreement may be terminated and the Amalgamation abandoned at any time prior to the Effective Date, whether before or after approval of the Amalgamation by the shareholders of Border or Amalgamation Sub:

         (a) by mutual consent of the Boards of Directors of Secure and Border;

         (b) by either Secure or Border if the Acquisition and Pre-Amalgamation Agreement is terminated.

         4.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement by either Secure or Border, as provided above, this Agreement shall thereafter become void and there shall be no liability on the part of any party hereto or their respective directors, officers, shareholders or agents.


                                    ARTICLE 5

                                  MISCELLANEOUS

         5.1 EXPENSES. Whether or not the Amalgamation is consummated, all costs and expenses (including without limitation the fees and expenses of investment bankers, brokers, attorneys and accountants) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

         5.2 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given, if given) by hand delivery, transmitted by telegram, telex or telecopy or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

         (a)      If to Secure or Amalgamation Sub to:

                  Secure Computing Corporation
                  2675 Long Lake Road
                  Roseville, Minnesota 55113
                  U.S.A.

                  Attention: Kermit M. Beseke, CEO

                  Telephone: (612) 628-2722
                  Telecopy: (612) 628-2702

         with copies to:

                  Secure Computing Corporation
                  2675 Long Lake Road
                  Roseville, Minnesota 55113
                  U.S.A.

                  Attention: Timothy McGurran, CFO

                  Telephone: (612) 628-2700
                  Telecopy: (612) 628-2702

                  James E. Nicholson
                  Faegre & Benson LLP
                  2200 Norwest Center
                  90 South Seventh Street
                  Minneapolis, Minnesota 55402
                  U.S.A.

                  Telephone: (612) 336-3203
                  Telecopy: (612) 336-3026

         (b)      If to Border to:

                  Border Network Technologies Inc.
                  20 Toronto Street, Suite  406
                  Toronto, Ontario M5C 2B8
                  CANADA

                  Attention: Glenn Mackintosh

                  Telephone: (416) 368-7157
                  Telecopy: (416) 368-6223

         with a copy to:

                  James E. Kofman
                  Osler, Hoskin & Harcourt
                  P.O. Box 50
                  1 First Canadian Place
                  Toronto, Ontario M5X 1B8
                  CANADA

                  Telephone: (416) 862-6420
                  Telecopy: (416) 862-6666

or to such other address as the person to whom notice is given has previously furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         5.3 AMENDMENTS. This Agreement may be amended by all the parties hereto by action taken by their respective Boards of Directors at any time before or after approval thereof by the shareholders of Border or the stockholders of Secure, but, after such approval, no amendment shall be made which by law requires further approval by such shareholders or stockholders without such further approval. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

         5.4 NONASSIGNABILITY. This Agreement shall not be assigned except by operation of law.

         5.5 PARTIES IN INTEREST. This Agreement shall be binding upon and enure solely to the benefit of the parties hereto and their successors and permitted assigns, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature under or by reason of this Agreement.

         5.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each of the parties hereto.

         5.7 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario, without regard to its conflicts of law rules.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Secure, Amalgamation Sub and Border on the date first above written.

                                SECURE COMPUTING CORPORATION

                                By: /s/ Kermit M. Beseke
                                    ------------------------------------------

                                SECURE COMPUTING CANADA LTD.

                                By: /s/ Timothy McGurran
                                    ------------------------------------------

                                BORDER NETWORK TECHNOLOGIES INC.

                                By: /s/ Steven Lamb
                                    ------------------------------------------

                                By: /s/ Adam Adamou
                                    ------------------------------------------


                      APPENDIX A TO AMALGAMATION AGREEMENT

                     PROVISIONS ATTACHING TO CLASS A SHARES

         The Class A voting shares in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

DIVIDENDS

         Subject to the prior rights of the holders of any shares ranking senior to the Class A Shares with respect to priority in the payment of dividends, the holders of Class A Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Class A Shares shall be declared and paid in equal amounts per share on all Class A Shares at the time outstanding; and, subject as aforesaid, the board of directors of the Corporation may in their discretion declare dividends on the Class A Shares without declaring dividends on any other class of shares.

DISSOLUTION

         In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of any other shares ranking senior to the Class A Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class A Shares shall be entitled to receive the remaining property and assets of the Corporation rateably with the holders of the Class B Shares.

VOTING RIGHTS

         The holders of the Class A Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.


                                      (ii)

                     PROVISIONS ATTACHING TO CLASS B SHARES

                  The Class B non-voting shares in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:


DIVIDENDS

         Subject to the prior rights of the holders of any shares ranking senior to the Class B Shares with respect to priority in the payment of dividends, the holders of Class B Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Class B Shares shall be declared and paid in equal amounts per share on all Class B Shares at the time outstanding; and, subject as aforesaid, the board of directors of the Corporation may in their discretion declare dividends on the Class B Shares without declaring dividends on any of the Class A Shares.

DISSOLUTION

         In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of any other shares ranking senior to the Class B Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class B Shares shall be entitled to receive the remaining property and assets of the Corporation rateably with the holders of the Class A Shares.

VOTING RIGHTS

         Except where specifically provided by the OBCA, the holders of the Class B Shares: (a) shall not be entitled to receive notice of or to attend meetings of the shareholders of the Corporation; and (b) shall not be entitled to vote at any meeting of shareholders of the Corporation; but the holders of the Class B Shares shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business of the Corporation as contemplated by subsection 184(3) of the OBCA. Notwithstanding the foregoing, the holders of Class B Shares shall not be entitled to vote, separately as a class or otherwise, in the case of an amendment referred to in subsections 170(1)(a),(b) or (e) of the OBCA.